Exhibit 99.1

OptimizeRx Reports Third Quarter 2018 Results; Net Revenue Up 75% to a Record $5.4 Million, Driving $0.02 EPS

ROCHESTER, Mich., (November 5, 2018) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, reported results for the third quarter ended September 30, 2018. Quarterly comparisons are to the same year-ago quarter.

Financial Highlights

●	Net revenue increased 75% to a record $5.4 million.

●	Gross margin improved from 58.1% to 45.1%.

●	Operating expense as a percentage of net revenue reduced from 55% to 42%.

●	Net income of $245,000 or $0.02 per diluted share vs. a loss

Operational Highlights

●	Acquired CareSpeak Communications, a leader in interactive health messaging for improved medication adherence and care coordination, expanding OptimizeRx’s reach to communicate directly to patients, resulting in greater medication adherence, persistence and affordability.

●	Partnered with Medicom Health, a software company that creates evidence-based health and wellness applications for enriched online consumer engagement at more than 600 hospitals nationwide.

●	Launched a 2:1 return-on-investment (ROI) guarantee to pharmaceutical manufacturers who invest in the company’s financial messaging solutions.

●	Signed new pharmaceutical manufacturer brands for distributing digital health messaging through OptimizeRx’s expanding network of EHR channel partners.

Financial Summary
Net revenue in the third quarter of 2018 increased 75% to a record $5.4 million versus $3.1 million in the same year-ago quarter. The increase was primarily due to growth in OptimizeRx’s two core products of financial and brand messaging, coupled with broader distribution through the company’s new channel partners. The launch of new pharmaceutical brands also contributed to the increase.

Gross margin improved to 58.1% in the third quarter of 2018 from 45.1% in the year-ago quarter. The improvement was due to favorable product mix and reduced revenue share cost.

The company remains focused on improving margins, and maintains its gross margin target of at least 55% through the fourth quarter of 2018.

Operating expenses in the third quarter of 2018 were $2.9 million, up from $2.0 million in the same year-ago quarter. The increase was primarily due to additional expenses related to growth initiatives, including expanding the company’s team. However, operating expense as a percentage of revenue decreased to 54% as compared to 65% in the same year-ago quarter.

Net income for the third quarter of 2018 was $245,000 or $0.02 per share, as compared to a net loss of $623,000 or $(0.06) per share in the year-ago quarter. Profitability was primarily due to the increase in revenue and decrease in operating expense as a percentage of revenue. The company expects to continue to be profitable on a quarterly basis, although one-time expenses related to growth initiatives may result in quarterly fluctuations in profitability.

Cash and cash equivalents totaled $13.5 million at September 30, 2018, as compared to $12.0 million at June 30, 2018. The increase in cash was due to $9.0 million equity raise completed in May 2018. The company has continued to operate debt-free and expects to generate positive cashflow from operations for the remainder of 2018.

Management Commentary

“In Q3, we realized our eighth consecutive quarter of revenue growth and second consecutive quarter of profitability through adding new pharmaceutical brands, growing our digital health messaging revenue and expanding our distribution channels,” said OptimizeRx CEO, William Febbo.

“Our topline was up 75% from the year-ago quarter and up 6% sequentially, demonstrating how our low fixed-overhead model continues to support a highly-scalable financial opportunity. This was also evident in our expanding margins. In fact, at 58.1% for the quarter, we for the second time in a row surpassed our previously announced gross margin goal of 55%, and we plan to again exceed this goal in the current quarter.

“Today, our network reaches over half the nation's healthcare providers and the ambulatory market, making OptimizeRx the healthcare industry's largest point-of-care network. Through our digital platform, pharma companies can regain critical access to doctors and their patients and provide the information and savings they need and precisely when they need it, in the point of care, and create better health outcomes, a win-win-win.

“Subsequent to the quarter, our strategic acquisition of CareSpeak Communications allows us to complement and diversify our revenue streams while continuing to scale. There are immense resources being poured into quality improvement and value-based care, all for the simple reason that it improves outcomes and reduces costs for all stakeholders. By adding CareSpeak’s complementary capabilities to our platform, we extend our ability to engage doctors and patients, and improve health. CareSpeak allows us to further bridge the critical communication gaps between pharma, healthcare providers and patients.

“For the remainder of 2018, we plan to continue expanding our reach to physicians, pharmacies and patients, and bringing new solutions to our existing clients to capture more budget per pharmaceutical manufacturer. As we continue to demonstrate high ROI from the marketing spend of our pharma clients, we expect increased adoption of our digital health platform in cloud-based EHR channels, hospital systems and ultimately by potential clients.”

Conference Call

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Monday, November 5, 2018

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-888-221-3881

International dial-in number: 1-323-794-2591

Conference ID: 1275447

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 26, 2018, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerx.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1275447

About OptimizeRx
OptimizeRx® (NASDAQ: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory patient market with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OPTIMIZERx CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$13,523,002	$5,122,573
Accounts receivable	3,791,964	2,257,276
Accounts receivable – related party	1,373,054	1,173,614
Prepaid expenses	201,320	255,428
Total Current Assets	18,889,340	8,808,891
Property and equipment, net	149,936	167,305
Other Assets
Patent rights, net	587,848	638,766
Web development and other intangible costs, net	128,381	143,730
Security deposit	5,049	5,049
Total Other Assets	721,278	787,545
TOTAL ASSETS	$19,760,554	$9,763,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$165,458	$457,289
Accrued expenses	814,530	953,947
Revenue share payable	763,084	1,177,136
Revenue share payable – related party	-	447,670
Deferred revenue	813,316	507,160
Total Liabilities	2,556,388	3,543,202
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at September 30, 2018 or December 31, 2017	-	-
Common stock, $0.001 par value, 166,666,667 shares authorized, 11,970,976 and 9,772,694 shares issued and outstanding at Sept 30, 2018 and December 31, 2017, respectively	11,971	9,773
Stock warrants	-	1,286,424
Additional paid-in-capital	47,361,086	35,287,464
Accumulated deficit	(30,168,891)	(30,363,122)
Total Stockholders’ Equity	17,204,166	6,220,539
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,760,554	$9,763,741

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017
NET REVENUE
Revenue	$3,990,486	$2,076,736	$9,951,743	$5,729,275
Revenue – Related Party	1,424,898	1,025,871	4,675,351	2,391,227
TOTAL NET REVENUE	5,415,384	3,102,607	14,627,094	8,120,502
REVENUE SHARE EXPENSE	2,268,968	1,703,676	6,513,810	4,690,943
GROSS MARGIN	3,146,416	1,398,931	8,113,284	3,429,559
OPERATING EXPENSES	2,923,238	2,028,589	7,807,705	5,320,220
INCOME (LOSS) FROM OPERATIONS	223,178	(629,658)	305,579	(1,890,661)

OTHER INCOME (EXPENSE)
Interest income	21,750	6,872	30,679	23,691
Interest expense	-	-	-	-

TOTAL OTHER INCOME (EXPENSE)	21,750	6,872	30,679	23,691

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	244,928	(622,786)	336,258	(1,866,970)

PROVISION FOR INCOME TAXES	-	-	-	-
NET INCOME (LOSS)	$244,928	$(622,786)	$336,258	$(1,866,970)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	11,755,500	9,752,122	10,840,584	9,839,325
DILUTED	12,921,768	9,752,122	11,766,754	9,839,325

NET INCOME (LOSS) PER SHARE
BASIC	$0.02	$(0.06)	$0.03	$(0.19)
DILUTED	$0.02	$(0.06)	$0.03	$(0.19)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended September 30
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) for the period	$336,258	$(1,866,970)
Adjustments to reconcile net income(loss) to net cash used in operating activities:
Depreciation and amortization	163,418	212,918
Stock and options issued for services	1,721,979	497,033
Changes in:
Accounts receivable	(1,734,128)	355,644
Prepaid expenses	54,108	(454,486)
Accounts payable	(291,831)	26,544
Revenue share payable	(414,722)	(744,526)
Accrued expenses	(139,417)	146,291
Deferred revenue	164,129	342,511
NET CASH USED IN OPERATING ACTIVITIES	(140,206)	(1,485,041)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(23,131)	(29,310)
Web development and other intangible costs	(56,651)	(117,168)
NET CASH USED IN INVESTING ACTIVITIES	(79,782)	(146,478)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock for cash	8,620,417	-
Repurchase of common stock and stock payable	-	(390,000)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	8,620,417	(390,000)
NET CHANGE IN CASH AND CASH EQUIVALENTS	8,400,429	(2,021,519)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	5,122,573	7,034,647
CASH AND CASH EQUIVALENTS - END OF PERIOD	$13,523,002	$5,013,128

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Non-cash issuance of shares to WPP	$447,000	$-

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

(Tel) 860-800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team